Exhibit 99.1

FICO Announces New Stock Repurchase Authorization, New Term

Loan and Accelerated Share Repurchase Program

Bozeman, MT – June 8, 2026 – FICO (NYSE:FICO), a global analytics software leader, today announced that its Board of Directors has approved a stock repurchase program to acquire up to $2.0 billion of the company’s outstanding common stock. This new program replaces the remaining availability under FICO’s previous $1.5 billion stock repurchase program. The new stock repurchase program, which is open-ended, allows the company to repurchase its shares from time to time in the open market and in negotiated transactions, including accelerated share repurchase programs like the one described below.

Also on June 5, 2026, FICO entered into an amendment to its credit agreement to, among other things, provide for an incremental term loan in the amount of $1.5 billion, the full amount of which was drawn on June 5, 2026. FICO intends to use the proceeds of the term loan to fund an accelerated share repurchase (ASR) program pursuant to an agreement it has entered into with Wells Fargo Securities, Inc. (“Wells Fargo”).

Pursuant to the ASR agreement, on June 8, 2026, FICO will make an upfront payment of $1.5 billion to Wells Fargo and FICO expects to receive an initial delivery of approximately 1,055,100 shares of common stock, providing the company with prompt share count reduction. The final number of shares to be repurchased will be based on the volume-weighted average price of the company’s common stock during the term of the ASR agreement, less a discount and subject to customary adjustments. At final settlement, the company may receive additional shares or, under certain circumstances, may be required to deliver shares or make a cash payment pursuant to the terms of the ASR agreement.

The transactions under the ASR agreement are expected to be completed by the end of FICO’s current fiscal year, September 30, 2026.

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 200 U.S. and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, insurance, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 80 countries do everything from protecting four billion payment cards from fraud, to improving financial inclusion, to increasing supply chain resiliency. The FICO® Score, used by 90% of top U.S. lenders, is the standard measure of consumer credit risk in the U.S. and has been made available in over 40 other countries, improving risk management, credit access and transparency.

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FICO is a registered trademark of Fair Isaac Corporation in the U.S. and other countries.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO, its business and the ASR are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of macroeconomic conditions on FICO’s business, operations and personnel, the success of the Company’s business strategies, the maintenance of its existing relationships and ability to create new relationships with customers, distributors and other business partners, its ability to continue to develop new and enhanced products and services and to enter new markets, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use or costs of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, or divestitures, and material adverse developments or uncertainty in global economic conditions or in the markets or industries that the Company serves. Additional information on these risks and uncertainties and other factors that could affect FICO’s future results are described from time to time in FICO’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2025 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO’s results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Investors/Analysts:

Dave Singleton

(800) 459-7125

investor@fico.com